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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Abington Bancorp, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 16, 1998 (except with respect to the third paragraph of Note 19, as to which the date is February 24, 1998) included in the Form 10-K of Abington Bancorp, Inc. for the year ended December 31, 1997 and to all references to our Firm included in or made part of this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 26 , 1998